UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2017

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 McCarthy Boulevard

Milpitas, CA 95035

(Address of Principal Executive Offices including Zip Code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, Aerohive Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders for its fiscal year ended December 31, 2016 (the “Annual Meeting”). At the Annual Meeting, there were represented, either in person or by proxy, 47,220,814 shares of the Company’s common stock (“Common Stock”), or 89.48 % of a total of 52,770,573 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following three proposals presented at the Annual Meeting, casting their votes as follows:

Proposal No. 1 – Election of Directors

David K. Flynn, John Gordon Payne and Christopher J. Schaepe were elected by the following votes as Class III directors to hold office until the 2020 Annual Meeting of Stockholders, or until their successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David K. Flynn	30,494,893	3,217,179	13,508,742
John Gordon Payne	30,512,524	3,199,548	13,508,742
Christopher J. Schaepe	30,196,414	3,515,658	13,508,742

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified by the following votes the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,182,507	33,749	4,558	0

Proposal No. 3 – Non-Binding Stockholder Proposal

The Company’s stockholders did not approve by the following votes the non-binding stockholder proposal to repeal the current classification of our Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,641,205	19,873,309	149,882	13,556,418

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

Dated: May 24, 2017	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary